UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant

Filed by a Party other than the Registrant

Check the appropriate box:

Preliminary Proxy Statement
Confidential. For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material Pursuant to § 240.14a-12

Computer Sciences Corporation
(Name of Registrant as Specified in Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

No fee required.

Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:
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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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(5)	Total fee paid:

Fee paid previously with preliminary materials:

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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EXPLANATORY NOTE

Computer Sciences Corporation (the “Company”) is filing the following information as additional soliciting material related to the solicitation of proxies for its 2009 Annual Meeting of Stockholders, which information the Company also included in a Current Report on Form 8-K filed with the Securities and Exchange Commission on July 15, 2009.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________

FORM 8-K

______________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest reported event):  July 13, 2009

Commission File No. 001-33399

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COMPUTER SCIENCES
CORPORATION
(Exact name of registrant as specified in its charter)

______________

Nevada                                                 1-4850                                            95-2043126
(State or other jurisdiction                                               (Commission File Number)(IRS Employer Identification No.)
of incorporation)

3170 Fairview Park Drive
Falls Church, Virginia                                                                               22042
(Address of principal executive offices)                                                                                       (Zip Code)

Registrant’s telephone number, including area code: (703) 876-1000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events

On July 13, 2009, Judge James Otero of the United States District Court for the Central District of California entered an Order granting summary judgment in favor of Computer Sciences Corporation (the “Company”) and certain other defendants in the case of In Re Computer Sciences Corp. ERISA Litigation (Case No. CV 08-2398-SJO).  The case involved a class action proceeding alleging violations by the Company and certain directors and other individuals of the ERISA statute related to claims of alleged backdating of stock options. The history of the case is set forth below.

On August 15, 2006, a federal ERISA class action involving allegations of backdating at the Company was filed in the U.S. District Court in the Eastern District of New York, entitled Quan, et al.  v. CSC, et al., CV 06-3927.  On September 21, 2006, a related ERISA class action was filed in the same court, entitled Gray, et al. v. CSC, et al., CV 06-5100.  The complaints named as defendants the Company, the Company’s Retirement and Employee Benefits Plans Committee and various directors and officers, and alleged various violations of the ERISA statute.  The two ERISA actions were consolidated and, on February 28, 2007, plaintiffs filed an amended ERISA class action complaint.  On January 8, 2008, the District Court granted a motion to transfer the consolidated cases to the United States District Court in Los Angeles, California.  Upon arrival in the Central District of California, the two cases were consolidated before Judge Otero in Case No. CV 08-2398-SJO.  Defendants filed a motion to dismiss and plaintiffs filed their memorandum in opposition to the motion.  Plaintiffs also filed a motion for class certification, and defendants filed their memorandum in opposition to the motion on August 11, 2008.  On September 2, 2008, Judge Otero issued orders denying defendants’ motion to dismiss, and also denying plaintiffs’ motion for class certification.  Defendants answered the complaint and the parties conducted discovery.  On November 13, 2008, plaintiffs filed a new motion for class certification and the defendants filed a memorandum in opposition on December 8, 2008.  On December 29, 2008, Judge Otero granted plaintiffs’ motion for class certification.  On January 13, 2009, defendants filed a petition with the United States Court of Appeals for the Ninth Circuit pursuant to Rule 23(f) of the Federal Rules of Civil Procedure, requesting that the Court of Appeals accept their appeal from the order granting class certification.  Plaintiffs filed their opposition on January 23, 2009.  The Court of Appeals denied defendants’ request for permission to appeal on March 12, 2009.  Discovery closed on April 28, 2009.  Defendants and plaintiffs each filed motions for summary judgment on May 4, 2009.  Reply briefs were filed on May 22, 2009.  On July 13, 2009, Judge Otero issued an order granting summary judgment in favor of defendants.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

COMPUTER SCIENCES CORPORATION

By: /s/ Michael J. Mancuso
Michael J. Mancuso
Vice President and Chief Financial Officer

Dated: July 15, 2009